Exhibit 99.1
LUMINEX CORPORATION RECEIVES U.S. FOOD AND DRUG ADMINISTRATION
CLEARANCE FOR xTAG™ RESPIRATORY VIRAL PANEL

NEW TEST IS FIRST MOLECULAR DIAGNOSTIC TO SIMULTANEOUSLY
DETECT THE MOST PREVALENT RESPIRATORY VIRUSES — INCLUDING
INFLUENZA, METAPNEUMOVIRUS AND ADENOVIRUS

WITHIN HOURS, xTAG RVP CAN IDENTIFY 12 VIRUSES
THAT IMPACT MILLIONS EACH YEAR
AUSTIN, Texas (January 3, 2008) — Luminex Corporation (NASDAQ: LMNX), the worldwide leader in multiplexed solutions, today announced that it has received 510(k) clearance from the U.S. Food and Drug Administration (FDA) for its xTAG™ Respiratory Viral Panel (RVP). xTAG RVP is the first FDA-cleared assay to simultaneously detect and identify 12 viruses and viral subtypes that together are responsible for more than 85 percent of respiratory viral infections.
xTAG RVP is a groundbreaking test that, with a single patient sample, can assess the presence or absence of 12 viral targets and provide qualitative results in a few hours. Traditional testing for this many viruses requires multiple individual diagnostic tests to be performed on a patient sample and can take several days to provide a thorough diagnosis. The speed and reliability of xTAG RVP will help physicians provide appropriate treatment, and prevent inappropriate antibiotic use that has contributed to the creation of “superbugs.”
With a non-invasive, painless swab, xTAG RVP tests for:
•	Influenza A, influenza A-H1, influenza A-H3 and influenza B, which cause the majority of flu cases in the U.S.;
•	Adenovirus, which is responsible for approximately 10 percent of respiratory infections and a subtype of which the Centers for Disease Control (CDC) have recently identified as causing multiple deaths;
•	Respiratory syncytial virus (RSV) A and B, the most common cause of bronchiolitis and pneumonia in infants and children;
•	Metapneumovirus, a recently-discovered virus that causes flu-like symptoms and is thought to be the second leading cause of respiratory infection in children;
•	Parainfluenza 1, 2, and 3, which can cause upper or lower respiratory infections in adults and children and, are thought to be responsible for about half of croup cases and 10-15 percent of bronchiolitis and bronchitis cases; and
•	Rhinovirus, which causes the common cold.
Created by Luminex Molecular Diagnostics in Toronto, and built on Luminex’s flexible xMAP technology, xTAG RVP represents a number of “firsts.” It is the first multiplexed nucleic acid test for respiratory viruses cleared for in vitro diagnostic use by the FDA. It also is the first test of any kind cleared to detect human metapneumovirus, the first test cleared for influenza A subtyping, and the first molecular test cleared for adenovirus.
“Because the symptoms of respiratory disease overlap tremendously, it can be very difficult to
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Luminex Receives FDA Clearance for xTAG™ RVP

January 3, 2008
determine whether an illness is caused by a virus, and if so, which specific virus, or bacteria,” said Christine C. Ginocchio, Ph.D., Director, Microbiology/Virology and Molecular Diagnostics at North Shore-LIJ Health System Laboratories. “The xTAG RVP provides results on a broad range of viral pathogens, which will assist in the diagnosis of respiratory infections and help physicians recommend the appropriate treatment quickly. The test also tells us what types of viruses are circulating in our communities, which can assist physicians and public health officials in preventing outbreaks.”
xTAG RVP’s unique ability to detect influenza A subtypes H1 and H3 will allow it to play an important role in the pandemic influenza monitoring plans of the U.S. Department of Health and Human Services and the World Health Organization. The test will allow public health officials to distinguish H1 and H3 subtypes, which represent the vast majority of Influenza A subtypes, from rarer subtypes. This way, the few samples that do test positive for Influenza A but cannot be identified as H1 nor H3 subtypes can be flagged for further investigation by the CDC or local public health labs.
Luminex’s xTAG RVP is the 43rd xMAP-based product to receive 510(k) clearance by the FDA. xMAP is a multiplexing technology that can simultaneously deliver up to 100 individual tests within a single sample.
“The approval of the Luminex xTAG RVP is a critical milestone in the diagnosis, treatment and control of the respiratory viruses that impact millions of individuals every year,” said Patrick Balthrop, President and CEO of Luminex. “In addition to helping improve the surveillance of viruses — both in hospitals and community wide — this test can significantly improve patient care. In a matter of hours, rather than days, xTAG RVP can determine whether a patient has a cold, the flu or another virus, allowing a doctor to prescribe an effective treatment much more quickly.”
Respiratory viruses are the cause of significant morbidity and mortality in the U.S. each year:
•	Respiratory viral infections are the 7th leading cause of death in the United States, claiming the lives of more than 60,000 annually.[1]
•	Respiratory viruses are responsible for 75-80 percent of doctor visits.[2]
•	Each year, up to 20 percent of U.S. residents get the flu. More than 200,000 people are hospitalized in the U.S. because of influenza and 36,000 die annually.[3]
•	There are 66 million colds in the U.S. every year.[4]
•	11 million adults and 5.3 million children (2.8 million under the age of 5) are diagnosed with lower respiratory viral infections annually. These viruses lead to the hospitalization of 208,000 adults and 430,000 children.[5]
Respiratory viruses also are a major cause of lost time from work and school, resulting in significant financial and social losses. Annual direct and indirect costs of these viruses in the U.S. are estimated at more than $10 billion.6
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Luminex Receives FDA Clearance for xTAG™ RVP

January 3, 2008
Respiratory viruses are responsible for more than 80 percent of respiratory infections.7 In many cases antibiotics are prescribed to treat these viral infections. However, antibiotics cannot change the course of illnesses caused by viruses. With xTAG RVP, physicians will now have valuable information to help them determine what their patients have and whether antibiotics are needed. This test will assist in reducing the overuse of antibiotics, which has contributed to the creation of antibiotic resistant bacteria or superbugs.
With FDA 510(k) clearance, xTAG RVP is now available for diagnostic use in the U.S. and can be purchased through Luminex Molecular Diagnostics and Fisher HealthCare, part of Thermo Fisher Scientific Inc. (NYSE: TMO). xTAG RVP has received CE mark certification, allowing Luminex to market the product in Europe.
For more information on the xTAG RVP, please visit www.luminexcorp.com.
Luminex will host a conference call to discuss xTAG RVP today, Thursday, January 3, 2008, at 4:30 Eastern Time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at http://www.luminexcorp.com . Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software.
About Luminex Corporation
Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the diagnostic and life sciences industries. The Company’s xMAP® multiplex solutions include an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is already in use in leading clinical laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP technology can be obtained at www.luminexcorp.com .
Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, including Tm Bioscience Corporation, or selected assets into our
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Luminex Receives FDA Clearance for xTAG™ RVP

January 3, 2008
consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
Luminex Corporate Contact:
Harriss T. Currie
Vice President, Finance and Chief Financial Officer
512-219-8020
hcurrie@luminexcorp.com
Luminex Media Contact:
Nicole L. Cottrill
615-327-7999
ncottrill@seigenthaler.com

[1]	Centers for Disease Control. About the Flu; Influenza: The Disease. November, 2004. http://www.cdc.gov/flu/about/disease/htm. Accessed June 2006.

[2]	Hing E, Cherry DK, Woodwell DA. National Ambulatory Medical Care Survey: 2004 Summary. Advance Data from Vital and Health Statistics; No. 374. Hyattsville, Maryland: National Center for Health Statistics. 2006.

[3]	Centers for Disease Control. About the Flu; Influenza: The Disease. November 2004. http://www.cdc.gov/flu/about/disease/htm. Accessed June 2006.

[4]	National Center for Health Statistics data, 1194.

[5]	National and regional estimates on hospital use for all patients from the HCUP Nationwide Inpatient Sample (NIS); The 2007 Infectious Disease Testing Market, the Venture Planning Group; in-house calculations based on peer-reviewed literature.

[6]	White House Government National Strategy for Pandemic influenza.

[7]	Hodinka, R., 2005. William Beaumont Hospital’s 14th Annual Symposium on DNA Technology in the Clinical Laboratory, “The Spread of Respiratory Viruses.”

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